Exhibit 10.3

AMENDMENT NO. 4
TO THE ADVANCED EMISSIONS SOLUTIONS, INC.
AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

     The Board of Directors of Advanced Emissions Solutions, Inc., a Delaware corporation (the “Company”), hereby adopts the following Amendment No. 4 (this “Amendment”) to the Advanced Emissions Solutions, Inc. Amended and Restated 2007 Equity Incentive Plan, as amended (the “2007 Plan”), effective as of the date the shareholders approve the Amendment at the Company’s next Annual Meeting.

     WHEREAS, the Company desires to amend Section 6(f) of the 2007 Plan to increase the individual award limits.

NOW, THEREFORE, intending to be legally bound hereby, the Company hereby amends the 2007 Plan as follows:

1. Section 6(f) of the2007 Plan is hereby deleted in its entirety, and the following language is hereby added as the entirety of Section 6(f) of the 2007 Plan:

“(f)    Individual Award Limits. Following the date that the exemption from application of Section 162(m) of the Code described in Section 18 (or any exemption having similar effect) ceases to apply to Awards, the maximum number of Shares with respect to which Awards (including awards for Options or Restricted Stock) may be granted to any Grantee in any fiscal year of the Company shall be four hundred thousand (400,000) Shares; provided, however, that Non-Management Directors shall be entitled to receive Awards in any fiscal year for no more than fifty thousand (50,000) Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee who is an Employee may be granted Options for up to an additional one hundred thousand (100,000) Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10 below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Grantee. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

2. Except as set forth in this Amendment, the 2007 Plan shall remain in full force and effect.
     The undersigned, being the General Counsel and Secretary of Advanced Emissions Solutions, Inc. hereby certifies that the foregoing is a true and correct copy of the Amendment, as adopted by the Board of Directors on June 5, 2015, and as adopted by the stockholders on _________________.

Advanced Emissions Solutions, Inc.

By: /s/ Christine B. Amrhein . Christine B. Amrhein, General Counsel and Secretary